UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2013

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           At a regularly scheduled meeting of the Board of Directors (the “Board”) of Synta Pharmaceuticals Corp. (the “Company”) held on March 5, 2013, the Board determined to move one of the directors from Class III into Class I to achieve a more equal balance of membership among the classes of directors. Accordingly, at the March 5, 2013 meeting, Donald W. Kufe, M.D. agreed to resign as a Class III director, and he was immediately reappointed to the Board as a Class I director for a term that will expire at the Company’s 2014 annual meeting of stockholders. The resignation and reappointment of Dr. Kufe was effected solely to satisfy certain legal requirements under the Delaware General Corporation Law and the Company’s charter and bylaws in order to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Dr. Kufe’s service on the Board is deemed to have continued uninterrupted. Dr. Kufe does not serve on any committees of the Board. The Board now consists of two Class I directors, two Class II directors and two Class III directors.

(d)           The information set forth above in Item 5.02(b) is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: March 8, 2013	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

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